Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated May 13, 2004, and to all references to our Firm included in or made a part of this Amendment No. 4 to the registration statement.


/s/ Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
May 19, 2004